Exhibit 99-1

March 29, 2011

RE:  The Japan earthquake/tsunami and Oplink supply chain update

Dear valued customers:

We would like to provide you with a status update regarding the impact of the earthquake in Japan on our supply chain.

Since our last communication, we have learned from some of our Japanese suppliers that operations have resumed at their facilities.  Utilities have been restored, and a number of their employees have returned to work.  However, due to the severe damage, roads and other infrastructure are still under limited operation.   Some suppliers have yet to provide a complete status update.

At this moment, we believe that lead times on certain product lines may be affected.  Our sales managers will continue to reach out to those with affected orders as soon as possible.

In the meantime, if you have any questions or concerns, please contact our sales managers so we can help you manage these delays or better accommodate your short term and long term needs.

Again, Oplink Communications thanks you for your understanding and cooperation.

Sincerely,

/s/ Peter Lee
Peter Lee
Chief Operating Officer
Oplink Communications